Gold Banc                                                 Press Release

      Contact: Rick J. Tremblay
               Chief Financial
               Officer
               913.451.8050
               ricktremblay@goldbanc.com
                                                                www.goldbank.com

For Immediate Release


      Gold Banc Furnishes Earnings Guidance; Adopts Share Repurchase Plan,
                Cash Dividend and Provides Third Quarter Results


--------------------------------------------------------------------------------

Leawood, Kansas (October 21, 2004) - Gold Banc Corporation, Inc. (Nasdaq: GLDB) today announced that its board of directors has authorized the expenditure of $12 million for the repurchase of its outstanding common stock from time to time during the next 12 months in open market purchases and private transactions, subject to market conditions and as permitted by securities laws and other legal requirements. Mick Aslin, CEO of Gold Banc, said "we are pleased with the market's favorable reaction to the termination of the merger agreement with Silver Acquisition Corp. However, we believe that the value of Gold Banc is higher today than it was in February when we entered into that merger agreement and that this value is still not reflected in the current trading price. We therefore believe that repurchasing our shares is one important way for us to increase shareholder value. As additional capital becomes available, we expect to increase the size of our repurchase plan. Our conference call with investors today, this press release, and other communications efforts will be devoted to improving the market's understanding of the excellent progress we have made in achieving the milestones in our strategic plan. The non-recurring events that have occurred in the last six months have masked the financial impact of that progress, but our run-rate metrics demonstrate the positive trend that is taking place. With the distraction of the Silver merger behind us, I am very optimistic that our potential for profitable and sustainable growth will be realized."

Aslin continued, "Looking to 2005, we believe that we can earn $0.93 to $0.97, excluding the impact of stock repurchase, which puts us one year behind in our strategic plan but on a par with the growth that many other banks have experienced. In addition, we believe that we can achieve $325 million to $375 million in net loan growth by aggressively adding customers while we maintain and grow the business with our loyal and strong customer base. Our current pipeline for loans is $100 million despite all of the distractions we have experienced. We expect deposit growth from $350 million to $400 million and our trust assets under administration and management should grow 10-12% in 2005."

Net earnings reported in accordance with Generally Accepted Accounting Principles ("GAAP") for the third quarter and nine month periods ended September 30, 2004 and September 30, 2003 prior to and after adjustment for the discontinued operations of the technology subsidiary, CompuNet Engineering, are:

                                    Third Quarter               Year-to-Date
                                    -------------               ------------
                                (in thousands, except      (in thousands, except
                                   per share data)             per share data)
                                 2004          2003          2004        2003
                                 ----          ----          ----        ----

Earnings (loss) from
  continuing operations        $(1,846)      $ 9,770       $12,320      $23,777
Per share - basic              $ (0.05)      $  0.26       $  0.31      $  0.63
Per share - diluted            $ (0.05)      $  0.26       $  0.31      $  0.62

Earnings (loss) from
discontinued operations        $    -        $(1,554)      $  (551)     $(1,567)
Per share - basic              $    -        $ (0.04)      $ (0.01)     $ (0.04)
Per share - diluted            $    -        $ (0.04)      $ (0.02)     $ (0.04)

Net earnings (loss)            $(1,846)      $ 8,216       $11,769      $22,210
Per share - basic              $ (0.05)      $  0.22       $  0.30      $  0.59
Per share - diluted            $ (0.05)      $  0.22       $  0.29      $  0.58


Gold Banc also announced that its pro forma net earnings from continuing operations for the third quarter were $7.5 million or $0.20 per share, after elimination of after-tax charges of $9.4 million for non-recurring items, including the costs related to the proposed settlement of the Qui Tam lawsuit, losses from the call or impairment of high-yield tax-exempt bonds, acceleration of expenses related to restricted stock awards, and expensing of acquisition costs relating to the termination of the Silver merger transaction, each of which are described more fully below. Due to such one-time after-tax charges and gains, Gold Banc's GAAP net loss from continuing operations for the third quarter was $(1.8) million or a net loss of $(0.05) per share. The pro forma income from continuing operations for the nine months ended September 30, 2004 was $19.7 million or $0.51 per share, after elimination of non-recurring after-tax gains of $14.1 million from sales of branches, credit card operations and non-recurring after-tax charges of $22.0 million from the same items referenced above. GAAP net earnings from continuing operations were $12.3 million or $0.31 per share for the nine months ended September 30, 2004. Gold Banc believes that elimination of these non-recurring gains and charges more accurately reflects its ongoing ability to generate income (so-called "run rate") and provides greater comparability of its historical and future financial performance.

Pro forma earnings before non-recurring items, and after-tax, non-recurring gains and charges, for the third quarter and nine month periods ended September 30, 2004 and September 30, 2003, are as follows:

                                    Third Quarter               Year-to-Date
                                    -------------               ------------
                                (in thousands, except      (in thousands, except
                                   per share data)             per share data)
                                 2004          2003          2004        2003
                                 ----          ----          ----        ----

Pro forma earnings (loss)
  before income taxes and
  non-recurring gains and
  charges                      $11,433       $ 9,357       $30,982      $28,479
Income taxes                     3,928         2,637        11,294        7,783
                               -------       -------       -------      -------
Pro forma earnings (loss)
  before non-recurring
  gains and charges            $ 7,505       $ 6,720       $19,688      $20,696

2004 Non-recurring items
(after taxes):
  Gain - Branch sales                                       13,373
  Gain - Sale of credit
   card portfolio                                              751
  Charge - Call of trust
   preferred securities                                     (1,268)
  Charge - Restricted stock       (480)                     (1,838)
  Charge - Silver
   acquisition expenses           (196)                     (1,162)
  Charge - Settlement of
  Qui Tam case                  (1,625)                    (10,725)
  Charge - Bond write-downs     (7,050)                     (7,050)

2003 Non-recurring items
 (after taxes):
  Gain - Branch sales                -         1,188             -        1,954
  Gain - Gullion restitution         -         1,182             -          434
  Charge - Old Ballgame
  write-down                         -          (325)            -         (325)
  Charge - CompuNet
  write-down                                    (549)            -         (549)
                               --------      --------      --------     --------

Net earnings (loss)            $(1,846)      $ 8,216       $11,769      $22,210


Pro forma EPS (diluted)
  Earnings before
  non-recurring gains and
  charges                      $  0.20       $  0.18       $  0.51      $  0.54
EPS (diluted) - Net
earnings (loss)                $ (0.05)      $  0.22       $  0.29      $  0.58
Weighted average common
shares outstanding              38,929        37,827        38,741       38,049


Net interest income increased from $29.6 million for the second quarter of 2004 to $31.0 million for the third quarter of 2004. Net interest margin for the third quarter improved to 3.19% from 3.02% for the second quarter. Gold Banc's assets are interest-rate sensitive and were favorably impacted by the 25 basis point increase in short-term rates announced by the Federal Reserve Open Market Committee on September 21, 2004.

Gold Banc's asset quality continued to improve in the third quarter. The provision for loan losses in the third quarter totaled $0.5 million, down $0.9 million from the second quarter and contrasted with $2.4 million for the third quarter of 2003. Charge-offs in the third quarter declined to $0.8 million from $2.0 million the year before. At September 30, non-performing loans stood at $22.0 million, or 0.75% of total loans, versus $32.4 million, or 1.07% of total loans at December 31, 2003.

Non-interest income was $(4.5) million compared to $9.8 million for the previous quarter adjusting for branch sales, primarily due to previously reported after-tax losses of $11.0 million from the call or impairment of three high-yield tax exempt bonds for the quarter. "We continue to see strong growth in Wealth Management and Commercial Banking fee income," said Aslin. Non-interest expense was $26.4 million, adjusted for the expenses related to the Qui Tam lawsuit, compared to $25.1 million for the same quarter in 2003. During the second quarter of 2004, Gold Banc recorded a net-of-tax charge of $10.15 million related to the proposed settlement of the Qui Tam lawsuit. Included in such charge was an estimated $2.0 million of insurance coverage. Gold Banc recorded an additional expense of $2.0 million due to a notice received during the third quarter from the insurance carrier that takes the position that this coverage is not available to cover Gold Banc's loss. Gold Banc also recorded an expense of $500,000 during the third quarter as a result of an agreement to pay the relator's legal fees and expenses.

Also, negatively affecting earnings for the third quarter was a pre-tax charge of $0.7 million related to restricted stock awards to executive officers. The impact of the restricted stock awards for the first nine months of 2004 was a pre-tax charge of $2.8 million. This charge would have been expensed over 18 to 24 months, but because the stock price had reached the targeted levels, the period was shortened.

Expenses attributable to the Silver merger for the first nine months of 2004 were $1.2 million. Because of the merger agreement being terminated, these expenses are now deductible for tax purposes.

During the first quarter of 2004, Gold Banc completed the sale of seven rural banking locations in northeast Kansas (Marysville, Seneca, Sabetha, Clay Center, Linn, Concordia and Washington) on February 13 and a rural banking location in southwest Kansas (Elkhart) on February 5. The combined loans and deposits of the eight branches involved in the completed transactions totaled approximately $197.6 million and $363.4 million, respectively. During the second quarter of 2004, Gold Banc completed the sale of three rural banking locations in Weatherford, Geary and Cordell, Oklahoma, to Bank of Western Oklahoma of Elk City. The combined deposits of the three branches involved in the completed transactions were approximately $62.9 million, with total loans outstanding of approximately $18.9 million.

At September 30, 2004, total assets, investments, loans and deposits, while being down slightly due to the sale of branches mentioned earlier, compared favorably with year-end totals. Adjusting for the sale of eleven branches, net loan growth was $120.6 million or 4.0%, while deposits growth was $335.3 million or 10.6% compared to December 31, 2003. "The loan pipeline continues to look strong, especially for our Kansas and Florida markets," commented Aslin. "This reflects the commitment from our dedicated staff and the continued strong growth in our key metropolitan markets," he added.

Stockholders' equity on September 30, 2004 totaled $263.9 million, an increase of 5.7% from December 31, 2003, and an increase of $22.6 million or 9.4% since September 30, 2003. During the second quarter, the mark-to-market adjustment on the investment portfolio had a negative impact to stockholders' equity of $12.2 million. "This was in line with the market average," added Aslin. "The average maturity of the security portfolio at the end of September 30, 2004 was slightly over two years. During the third quarter, the majority of this negative adjustment has been reversed as the bond market has strengthened," concluded Mick Aslin. "Our asset/liability committee continues to monitor and has taken measures to mitigate this market risk, by, among other things, moving $140 million of bonds to the held-to-maturity classification." During the first nine months of 2004 approximately 307,000 shares of common stock were issued upon the exercise of options, which has contributed to the increase in shares outstanding.

                                                                                        % Change Excluding
                           Sept. 30, 2004            Dec. 31, 2003            % Change      Branch Sales
                           --------------            -------------            --------  ------------------
Total assets               $4.263 billion            $4.323 billion             (1.4%)            8.5%
Total investments          $0.966 billion            $0.986 billion             (2.0%)           (2.0%)
Total loans, net           $2.881 billion            $2.977 billion             (3.2%)            4.0%
Total deposits             $3.073 billion            $3.164 billion             (2.9%)           10.6%
Total equity               $263.9 million            $249.7 million              5.7%             5.7%

Non-performing loans, non-performing assets and net charge-offs all decreased as of September 30, 2004 compared to December 31, 2003, while the allowance for loan losses increased as a percent of loans and non-performing loans.

                          Sept. 30, 2004       Dec. 31, 2003       % Change
                          --------------       -------------       --------
Non-performing loans      $22.0 million        $32.4 million        (32.2%)
Non-performing assets     $33.6 million        $39.0 million        (11.4%)
Non-performing loans
  as a percent of
  total loans             0.75%                1.07%
Net loans charged off     $3,117 (ytd)         $8,610 (ytd)
Net charge-offs to loans
  (annualized)            0.14%                0.40%
Allowance as a %
  of loans                1.16%                1.13%
Allowance as a % of
  non-performing loans   153.71%             105.08%

"The improvement in asset quality ratios is in line with our targets and reflects the significant efforts put forth by our staff during the past nine months," said Aslin. "Net loan charged off for the first nine months is vastly improved and back to near historical levels for this franchise," concluded Aslin.

The Gold Banc board of directors also declared a cash dividend of $0.03 per common share. The dividend will be payable on November 10, 2004 to shareholders of record as of November 3, 2004. Gold Banc currently has approximately 40,050,000 shares outstanding.

About Gold Banc

Gold Banc is a $4.3 billion financial holding company headquartered in Leawood, Kansas, a part of the Kansas City metropolitan area. Gold Banc provides banking, and wealth management services in Kansas, Missouri, Oklahoma and Florida through 37 banking locations. Gold Banc is traded on the NASDAQ under the symbol GLDB.

Cautionary Statements Regarding Forward-Looking Information

The Company does not intend to update the above information. The above information included herein contains certain "forward-looking statements" with respect to the financial condition, results of operations, plans objectives, future financial performance and business of our company and its subsidiaries, including, without limitation:

o  statements that are not historical in nature
o  statements preceded by, followed by or that include the words
   "believes," "expects," "may," "will," "should," "could," "anticipates," "estimates," "intends," or similar expressions

Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties and assumptions. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

o  changes in interest margins or loans
o  changes in allowance for loan losses
o  changes in the interest rate environment may reduce interest margins
o competitive pressures among financial services companies may increase significantly
o general economic conditions, either nationally or in our markets, may be less favorable than expected
o legislative or regulatory changes may adversely affect the business in which our company and its subsidiaries are engaged
o technological changes may be more difficult or expensive than anticipated or changes may occur in the securities markets
We have described under the caption "Factors That May Affect Future Results of Operation, Financial Condition or Business" in Exhibit 99.1 to the Company's Annual Report on Form 10-K for 2003 additional factors that could cause actual results to be materially different from those described in the forward-looking statements. Other factors that we have not identified under that caption could also have this effect. You are cautioned not to put undue reliance on any forward-looking statement which speaks only as of the date it was made.

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                                 (In thousands)
                                   (unaudited)


                                                    September 30,   December 31,
                                                        2004           2003
                                                    -------------   ------------
Assets

Cash and due from banks                              $     75,837    $    78,124
Federal funds sold and interest-bearing deposits           90,893         38,978
                                                     ------------    -----------
  Total cash and cash equivalents                         166,730        117,102
                                                     ------------    -----------

Investment securities:
  Available-for-sale                                      539,261        842,900
  Held-to-maturity                                        424,599        133,492
  Trading                                                   2,329          9,692
                                                     ------------    -----------
  Total investment securities                             966,189        986,084
                                                     ------------    -----------

Mortgage loans held-for-sale, net                           6,045          5,883
Loans, net                                              2,881,057      2,977,021
Premises and equipment, net                                58,640         63,131
Goodwill                                                   30,484         31,082
Other intangible assets, net                                5,524          6,084
Accrued interest and other assets                          66,160         52,117
Cash surrender value of bank-owned life insurance          82,139         80,218
Assets of discontinued operations                               -          3,903
                                                     ------------    -----------

Total assets                                         $  4,262,968    $ 4,322,625
                                                     ============    ===========

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                                 (In thousands)
                                   (unaudited)



                                                    September 30,   December 31,
                                                        2004           2003
                                                    -------------   ------------

Liabilities and Stockholders' Equity

Liabilities:
  Deposits                                           $  3,073,433   $ 3,164,443
  Securities sold under agreements to repurchase          154,348       127,789
  Federal funds purchased and other short-term
    borrowings                                              1,055         7,260
  Subordinated debt                                       116,134       114,851
  Long-term borrowings                                    601,796       631,526
  Accrued interest and other liabilities                   52,258        26,411
  Liabilities from
    discontinued operations                                     -           628
                                                     -------------  ------------

Total liabilities                                       3,999,024     4,072,908
                                                     -------------  ------------

Stockholders' equity:
  Preferred stock, no par value; 50,000,000
     shares authorized, no shares issued                        -             -
  Common stock, $1.00 par value; 50,000,000
  shares authorized
     44,874,079 and 44,567,417 shares issued
     at September 30, 2004 and December 31, 2003           44,874        44,567
  Additional paid-in capital                              129,567       122,444
  Retained earnings                                       140,247       132,082
  Accumulated other comprehensive income (loss),
    net                                                    (5,917)       (2,812)
  Unearned compensation                                   (10,538)      (12,275)
                                                     -------------  ------------
                                                          298,233       284,006
  Less treasury stock (4,824,575 shares at
  September 30, 2004 and December 31, 2003)               (34,289)      (34,289)
                                                     -------------  ------------

                                                          263,944       249,717
                                                     -------------  ------------
Total liabilities and stockholders' equity           $  4,262,968   $ 4,322,625
                                                     =============  ============

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                       Consolidated Statements of Earnings
                           For the Three Months ended
                      (In thousands, except per share data)
                                   (unaudited)

                                                    September 30,  September 30,
                                                        2004           2003
                                                    -------------  -------------
Interest Income:
  Loans, including fees                              $     43,221   $    44,841
  Investment securities                                     8,829         8,287
  Other                                                       488           451
                                                     -------------  ------------
    Total interest income                                  52,538        53,579
                                                     -------------  ------------

Interest Expense:
  Deposits                                                 14,336        14,466
  Borrowings and other                                      7,183         8,159
                                                     -------------  ------------
    Total interest expense                                 21,519        22,625
                                                     -------------  ------------

    Net interest income                                    31,019        30,954

Provision for loan losses                                     459         3,034
                                                     -------------  ------------

  Net interest income after provision for
    loan losses                                            30,560        27,920
                                                     -------------  ------------

Other income:
  Service fees                                              3,582         4,571
  Investment trading fees and commissions                     691         1,102
  Net gains on sale of mortgage loans                         307           762
  Net securities gains (losses)                           (11,031)          199
  Gain on sale of branch facilities                             -         1,828
  Bank-owned life insurance                                   949         1,024
  Other                                                     1,039         1,344
                                                     -------------  ------------
    Total other income                                     (4,463)       10,830
                                                     -------------  ------------

Other expense:
  Salaries and employee benefits                           14,516        14,004
  Net occupancy expense                                     1,842         1,982
  Depreciation expense                                      1,571         1,668
  Core deposit intangible amortization
    expense                                                   188           188
  Losses and expenses resulting from
    misapplication of bank funds, net
    of recoveries                                               -        (1,818)
  Expense from the settlement of Qui Tam
    litigation, net                                         2,500             -
  Other                                                     8,327         9,048
                                                     -------------  ------------
    Total other expense                                    28,944        25,072
                                                     -------------  ------------

    Earnings (loss) from continuing
      operations before income taxes                       (2,847)       13,678


Income tax expense (benefit)                               (1,001)        3,908
                                                     -------------  ------------

  Net earnings (loss) from continuing
    operations                                             (1,846)        9,770
  Net earnings (loss) from discontinued
    operations, net of tax                                      -        (1,554)
                                                     -------------  ------------

  Net earnings (loss)                                $     (1,846)  $    (8,216)
                                                     =============  ============

  Net earnings (loss) from continuing
    operations per share - basic                            (0.05)         0.26
  Net earnings (loss) from discontinued
    operations per share - basic                                -         (0.04)
                                                     -------------  ------------

  Net earnings (loss) per share - basic              $      (0.05)  $     (0.22)
                                                     =============  ============

  Net earnings (loss) from continuing
    operations per share - diluted                   $      (0.05)  $      0.26
                                                     -------------  ------------
  Net earnings (loss) from discontinued
    operations per share - diluted                              -         (0.04)
                                                     -------------  ------------

  Net earnings (loss) per share - diluted            $      (0.05)  $     (0.22)
                                                     =============  ============

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                       Consolidated Statements of Earnings
                            For the Nine Months ended
                      (In thousands, except per share data)
                                   (unaudited)
                                                    September 30,  September 30,
                                                        2004           2003
                                                    -------------   ------------
Interest Income:

  Loans, including fees                              $   126,626    $    130,544
  Investment securities                                   27,919         27,817
  Other                                                    1,540          1,451
                                                     ------------   ------------
    Total interest income                                156,085        159,812
                                                     ------------   ------------

Interest Expense:

  Deposits                                                43,067         45,224
  Borrowings and other                                    21,802         24,699
                                                     ------------   ------------
    Total interest expense                                64,869         69,923
                                                     ------------   ------------


    Net interest income                                   91,216         89,889


Provision for loan losses                                  4,770          9,609
                                                     ------------   ------------

  Net interest income after provision for
    loan losses                                           86,446         80,280
                                                     ------------   ------------

Other income:

  Service fees                                            12,031         13,122
  Investment trading fees and commissions                  2,326          3,992
  Net gains on sale of mortgage loans                      1,113          2,278
  Net securities gains (losses)                          (10,894)         1,172
  Gain on sale of branch facilities                       20,574          3,007
  Gain on sale of credit card portfolio                    1,156              -
  Bank-owned life insurance                                2,907          2,983
  Other                                                    4,449          3,480
                                                     ------------   ------------
    Total other income                                    33,662         30,034
                                                     ------------   ------------

Other expense:
  Salaries and employee benefits                          45,286         41,936
  Net occupancy expense                                    5,337          5,678
  Depreciation expense                                     4,748          5,053
  Core deposit intangible amortization
    expense                                                  563            563
  Losses and expenses resulting from
    misapplication of bank funds, net
    of recoveries                                              -           (668)
  Expense fro the settlement of Qui Tam
    litigation, net                                       16,500              -
  Other                                                   27,399         24,908
                                                     ------------   ------------
    Total other expense                                   99,833         77,470
                                                     ------------   ------------

    Earnings from continuing operations
      before income taxes                                 20,275         32,844

Income tax expense                                         7,955          9,067
                                                     ------------   ------------

  Net earnings from continuing operations                 12,320         23,777
  Net earnings (loss) from discontinued
    operations, net of tax                                  (551)        (1,567)
                                                     ------------   ------------

  Net earnings                                       $    11,769    $    22,210
                                                     ============   ============

  Net earnings from continuing operations
    per share - basic                                $      0.31    $      0.63
  Net earnings (loss) from discontinued
    operations per share - basic                     $     (0.01)   $     (0.04)
                                                     ------------   ------------
    Net earnings per share - basic                   $      0.30    $      0.59
                                                     ============   ============

  Net earnings from continuing operations
    per share - diluted                              $      0.31    $      0.62
  Net earnings (loss) from discontinued
    operations per share - diluted                         (0.02)        ( 0.04)
                                                     ------------   ------------
    Net earnings per share - diluted                 $      0.29    $      0.58
                                                     ============   ============

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                                   Key Ratios
                    September 30, 2004 and December 31, 2003
              (In thousands, except per share data and percentages)


                                          Sept. 30, 2004      Dec. 31,  2003
                                          --------------      --------------

Balance Sheet Ratios:

Total shares outstanding                       40,050             39,743
Book value per share                           $ 6.59             $ 6.28
Tangible book value per share                  $ 5.69             $ 5.35

Leverage ratio                                   7.70 %             7.01 %
Tier 1 risk-based capital ratio                  9.62 %             8.87 %
Total  risk-based capital ratio                 11.54 %            10.78 %

Non-performing loans (NPL)                    $21,957            $32,370
NPL / Loans                                      0.75 %             1.07 %
Allowance / NPL                                153.71 %           105.08 %
Allowance / Loans                                1.16 %             1.13 %

Non-performing assets (NPA)                   $33,406            $39,032
NPA / Assets                                     0.78 %             0.90 %

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                         Key Ratios - Three Months ended
              (In thousands, except per share data and percentages)

                                          Sept. 30, 2004      Sept. 30, 2003
                                          --------------      --------------

Income Statement Ratios:
Weighted Average shares outstanding            38,929              37,827

Net income (loss) per share - basic           $ (0.05)              $0.22
Net income (loss) per share - diluted         $ (0.05)              $0.22
Net income (loss) per share - continuing
  operations - basic                          $ (0.05)              $0.26
Net income (loss) per share - continuing
  operations - diluted                        $ (0.05)              $0.26
Net income (loss) per share - discontinued
  operations - basic                          $     -              $(0.04)
Net income (loss) per share - discontinued
  operations - diluted                        $     -              $(0.04)

Return (loss) on average assets                 (0.17) %             0.79 %
Return (loss) of average assets of
  continuing operations                         (0.17) %             0.93 %
Return (loss) on average equity                 (2.70) %            13.83 %
Return (loss) on average equity of
  continuing operations                         (2.70) %            16.44 %

Net interest margin (tax equivalent)             3.19  %             3.20 %
Net interest margin                              3.14  %             3.16 %
Non-interest income / Net interest income      (14.39) %            38.49 %
Efficiency ratio                                70.35  %            64.87 %
Net loans charged off                            $781              $1,978
Net charge offs to loans (annualized)            0.11  %             0.27 %
Average loans                              $2,881,837          $2,890,886
Average assets                             $4,187,387          $4,149,586

                         Key Ratios - Nine Months ended
             (In thousands, except per share data and percentages)

                                          Sept. 30, 2004      Sept. 30, 2003
                                          --------------      --------------

Income Statement Ratios:
Weighted Average shares outstanding            38,741              38,049

Net income per share - basic                   $ 0.30              $ 0.59
Net income per share - diluted                 $ 0.29              $ 0.58
Net income per share - continuing
  operations - basic                           $ 0.31              $ 0.63
Net income per share - continuing
  operations - diluted                         $ 0.31              $ 0.62
Net income (loss) per share -
  discontinued operations - basic              $(0.01)             $(0.04)
Net income (loss) per share -
  discontinued operations - diluted            $(0.02)             $(0.04)

Return on average assets                         0.37 %              0.74 %
Return of average assets of continuing
  operations                                     0.39 %              0.79 %
Return on average equity                         5.86 %             12.64 %
Return on average equity of continuing
  operations                                     6.14 %             13.53 %

Net interest margin (tax equivalent)             3.10                3.24 %
Net interest margin                              3.06 %              3.20 %
Non-interest income / Net interest income       37.28 %             40.88 %
Efficiency ratio                                69.67 %             66.99 %
Net loans charged off                          $3,117              $8,610
Net charge offs to loans (annualized)            0.14 %              0.40 %
Average loans                              $2,896,053          $2,835,440
Average assets                             $4,243,201          $4,035,344